Exhibit 10.1

Service Agreement

This Service Agreement (this “Agreement”) has been made and entered into by and between Link Bit Consulting Co., Ltd. (the “Customer”), and Cheval Attache Co., Ltd. (the “Service Provider”), as follows.

Article 1.     Entrustment of Services

The Customer entrusts the Service Provider with the following services and the Service Provider accepts the entrustment.

(1)	Planning, producing, distributing, marketing and consulting relating to digital contents.
(2)	Planning, producing, distributing, marketing and consulting relating to smartphone application software.
(3)	Other services relating to the forgoing

Article 2.     Service Fees

The service fees shall be 1million yen per month (exclusive of consumption tax). The Customer shall pay the fees for each month by the end of the current month by remittance to the account designated by the Service Provider.

Article 3.     Confidentiality

The Service provider may not use or divulge to any third party any confidential information of the Customer that comes to its knowledge including the Customer’s client information and management methods through the execution and performance of this Agreement.

Article 4.     Reporting

If the Customer requests, the Service Provider shall promptly report information on the entrusted matters.

Article 5.     Term

The effective term of this Agreement shall be from August 1, 2014 to July 31, 2015. If neither party expresses a specific intention at least three months prior to the expiration of the term, this Agreement shall be extended for an additional one-year period with the same conditions, and the same shall apply thereafter.

Article 6.     Consultation

Any matters not stipulated hereunder or any questions about the interpretation of this Agreement shall be resolved upon consultation between the parties hereto in good faith.

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IN WITNESS WHEREOF, both parties hereto have executed this Agreement in duplicate with their signatures and seals, and each party shall retain one copy.

August 1, 2014

Customer:

1-16-1 Kaigan, Minato-ku, Tokyo, Japan

Link Bit Consulting Co., Ltd.

Takashi Ozawa, Representative Director

Service Provider:

2-10-1 Azabujuban , Minato-ku, Tokyo, Japan

Sheval Attache Co., Ltd.

Akira Tanabe, Representative Director

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